EXHIBIT 99.1

                                                          FOR IMMEDIATE RELEASE


         Motient Corporation Contact:                TMI Communications Contact:
         Donald L. Campbell                          Dan Tisch
         Motient                                     Environics Communications
         (703) 758-6280                              (416) 920-9000, ext. 260
         don.campbell@motient.com                    dtisch@pr.environics.ca


              MOTIENT AND TMI COMMUNICATIONS COMPLETE CONSOLIDATION
                         OF MOBILE SATELLITE BUSINESSES


RESTON, VA. and OTTAWA, ON. - November 27, 2001 -- Motient Corporation  (NASDAQ:
MTNT) and TMI Communications and Company, L.P. today announced that their new joint venture, Mobile Satellite Ventures LP (MSV) has been granted the necessary regulatory approvals from both the FCC and its Canadian counterpart, Industry Canada. These regulatory approvals have allowed MSV to complete the previously announced combination of Motient's satellite operations with those of TMI Communications, and to become a standalone operating entity.

"The approvals granted to MSV help secure the future of mobile satellite service throughout North America," said Gary M. Parsons, chairman of MSV. "We are pleased with the efficient and timely review action undertaken by the FCC here in America and Industry Canada."

MSV benefits from the existing strengths of the two companies that include extensive satellite experience, a history of industry leadership, an established client base and strong partnerships with distributors and developers of mobile satellite applications. The new company also has plans to develop, build and operate an innovative and spectrally efficient spot beam satellite system, complemented by ancillary terrestrial base stations. MSV's next generation satellite plan is subject to separate regulatory proceedings in the U.S. and Canada.

"Today, we've cleared an important regulatory hurdle in our quest to ensure the next generation of mobile satellite services and customers are the real winners," said Larry Boisvert, president and CEO of TMI Communications and vice chairman of MSV. "Our management and staff are 100 percent committed to operating profitably, providing superior customer service and developing exciting new applications and services."

As previously announced, as part of this transaction, MSV issued $55 million in convertible notes to its joint venture partners, an investor group including Telcom Ventures, LLC, Columbia Capital, Spectrum Equity Investors, MSV Investors, LLC (a subsidiary of Rare Medium Group, Inc. [NASDAQ: RRRR]) and Motient. Motient received $60 million in the transaction, of which $45 million was in cash and $15 million in a note. Motient remains a minority investor in MSV.


About Motient Corporation
Motient (www.motient.com) owns and operates a nationwide terrestrial network and provides a wide range of two-way mobile and Internet communications services principally to business-to-business customers and enterprises. The company provides eLink and BlackBerryTM by Motient two-way wireless email service to customers accessing email through corporate servers, Internet Service Provider
(ISP) and Mail Service Provider (MSP) accounts, and paging network suppliers. Motient serves a variety of markets including mobile professionals, telemetry, transportation, and field service.

About TMI Communications
TMI Communications (www.tmisolutions.com) is a leading provider and supplier of mobile satellite communications solutions. From the powerful MSAT-1 satellite, the company offers a full portfolio of services, including voice, dial-up data, dispatch radio, fax, and packet data, across all of North and Central America, northern South America, the Caribbean, Hawaii, and up to 250 miles offshore. TMI Communications services are ideally suited for the transportation, maritime, mining, government, utility and petroleum industries. Headquartered in Ottawa, TMI Communications is owned by BCE Inc., one of the world's premier communications companies.

                                      # # #

eLink is a service mark of Motient Corporation. The BlackBerry and RIM families of related marks, images and symbols are the exclusive properties of, and trademarks of Research In Motion Limited and are used by permission. "BlackBerry by Motient" - used by permission.

This press release contains forward looking statements, including statements regarding MSV's future operations and performance. Factors that could cause actual results to differ materially from those in the forward looking statements in this news release include general economic conditions and market acceptance of MSV's products and services. Many of these and other factors are described in Motient Corporation's registration statement on Form S-4 (File No. 333-63826) and in Motient's annual report on Form 10-K for the year ended December 31, 2000 and its other periodic filings and reports with the Securities and Exchange Commission. Copies of such reports and filings are available upon request from Motient Corporation's Investor Relations Department.